                                                                     Exhibit 28A

                   First Chicago Credit Card Master Trust II
                     Excess Spread Analysis - November 2001

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Series                                    95-M         95-O        96-Q         96-S         97-U
Deal Size                                $500MM       $500MM      $900MM       $700MM       $400MM
Expected Maturity                      10/15/2002   12/16/2002   2/15/2002   12/16/2002   10/15/2002
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
Yield                                    21.22%       21.22%      21.22%       21.22%       21.22%
Less  Coupon                              2.34%        2.35%       2.23%        2.26%        2.23%
      Servicing Fee                       1.50%        1.50%       1.50%        1.50%        1.50%
      Net Credit Losses                   6.05%        6.05%       6.05%        6.05%        6.05%
Excess Spread:
      November-01                        11.33%       11.33%      11.44%       11.42%       11.44%
      October-01                         11.61%       11.61%      11.72%       11.70%       11.72%
      September-01                        9.90%        9.89%      10.00%        9.98%       10.00%
Three Month Average Excess Spread        10.95%       10.94%      11.05%       11.03%       11.05%

Delinquency:
      30 to 59 Days                       1.46%        1.46%       1.46%        1.46%        1.46%
      60 to 89 Days                       1.03%        1.03%       1.03%        1.03%        1.03%
      90+ Days                            1.81%        1.81%       1.81%        1.81%        1.81%
      Total                               4.31%        4.31%       4.31%        4.31%        4.31%

Payment Rate                             29.87%       29.87%      29.87%       29.87%       29.87%


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Series                                    99-W         99-X        99-Y
Deal Size                                $750MM       $750MM      $550MM
Expected Maturity                       3/15/2002    6/16/2003   8/15/2003
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Yield                                    21.22%       21.22%      21.22%
Less  Coupon                              2.31%        2.34%       2.34%
      Servicing Fee                       1.50%        1.50%       1.50%
      Net Credit Losses                   6.05%        6.05%       6.05%
Excess Spread:
      November-01                        11.36%       11.33%      11.34%
      October-01                         11.65%       11.62%      11.62%
      September-01                        9.98%        9.94%       9.90%
Three Month Average Excess Spread        11.00%       10.97%      10.95%

Delinquency:
      30 to 59 Days                       1.46%        1.46%       1.46%
      60 to 89 Days                       1.03%        1.03%       1.03%
      90+ Days                            1.81%        1.81%       1.81%
      Total                               4.31%        4.31%       4.31%

Payment Rate                             29.87%       29.87%      29.87%

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